Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       __________________________________

                            OSHKOSH TRUCK CORPORATION
             (Exact name of registrant as specified in its charter)

                  Wisconsin                                      39-0520270
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                        Identification No.)

             2307 Oregon Street
               P. O. Box 2566
             Oshkosh, Wisconsin                                    54903
  (Address of principal executive offices)                       (Zip Code)

             Oshkosh Truck Corporation Employee Stock Purchase Plan
                            (Full title of the plan)
                       __________________________________
             Bryan J. Blankfield, Esq.                         Copy to:
          Vice President, General Counsel
                   and Secretary                        Patrick G. Quick, Esq.
             Oshkosh Truck Corporation                     Foley & Lardner
                2307 Oregon Street                    777 East Wisconsin Avenue
                  P. O. Box 2566                      Milwaukee, Wisconsin 53202
             Oshkosh, Wisconsin 54903                       (414) 271-2400
                 (920) 235-9151
          (Name, address and telephone number,
      including area code, of agent for service)
                       __________________________________

                                          CALCULATION OF REGISTRATION FEE
------------------------ ----------------------- ---------------------- ---------------------- -------------------
       Title of                  Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be              Offering Price       Aggregate Offering        Amount of
      Registered               Registered              Per Share                Price           Registration Fee
------------------------ ----------------------- ---------------------- ---------------------- -------------------
Common Stock,                50,000 shares             $60.91(1)            $3,045,500(1)           $280.19
$.01 par value

Preferred Share              33,333 rights                (2)                    (2)                  (2)
Purchase Rights
------------------------ ----------------------- ---------------------- ---------------------- -------------------

(1)  Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Oshkosh Truck Corporation Common Stock on the New
     York Stock Exchange on November 22, 2002.

(2)  The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ___________________________
     In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock (and related Preferred Share Purchase Rights) that may be offered or sold pursuant to the employee benefit plan described herein as a result of stock splits or stock dividends.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Oshkosh Truck Corporation (the "Company") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

     2. All other reports filed by the Company since September 30, 2002 pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 21, 2002, including any amendment or report filed for the purpose of updating such description.

     4. The description of the Company's Preferred Share Rights contained in
Item 1 of the Company's Registration Statement on Form 8-A, dated June 21, 2002, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The Company's audited financial statements for the years ended September 30, 2000 and 2001 incorporated by reference from its Annual Report on Form 10-K for the year ended September 30, 2002 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this Registration Statement in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, and the Company has dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act of 1933. The absence of such consent may limit recovery by investors on certain claims. In particular, because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, a participant in the Oshkosh Truck Corporation Employee Stock Purchase Plan will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

     Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer of the

Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

     The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on this 2nd day of December, 2002.

                                                OSHKOSH TRUCK CORPORATION



                                                By:  /s/  Robert G. Bohn
                                                   -----------------------------
                                                   Robert G. Bohn
                                                   Chairman, President and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Robert G. Bohn, Charles L. Szews and Bryan J. Blankfield, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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

     Signature                                        Title                                       Date
     ---------                                        -----                                       ----
/s/ Robert G. Bohn
-------------------------------            Chairman, President, Chief Executive Officer      December 2, 2002
Robert G. Bohn                             and Director (Principal Executive Officer)

/s/ Charles L. Szews
-------------------------------            Executive Vice President and                      December 2, 2002
Charles L. Szews                           Chief Financial Officer
                                           (Principal Financial Officer)
/s/ Thomas J. Polnaszek
-------------------------------            Vice President and Controller (Principal          December 2, 2002
Thomas J. Polnaszek                        Accounting Officer)


/s/ J. William Andersen
-------------------------------            Director                                          December 2, 2002
J. William Andersen

/s/ Daniel T. Carroll
-------------------------------            Director                                          December 2, 2002
Daniel T. Carroll

/s/ Richard M. Donnelly
-------------------------------            Director                                          December 2, 2002
Richard M. Donnelly

/s/ Donald V. Fites
-------------------------------            Director                                          December 2, 2002
Donald V. Fites

/s/ Frederick M. Franks, Jr.
-------------------------------            Director                                          December 2, 2002
General Frederick M. Franks, Jr.

/s/ Michael W. Grebe
-------------------------------            Director                                          December 2, 2002
Michael W. Grebe

/s/ Kathleen J. Hempel
-------------------------------            Director                                          December 2, 2002
Kathleen J. Hempel

/s/ J. Peter Mosling, Jr.
-------------------------------            Director                                          December 2, 2002
J. Peter Mosling, Jr.

/s/ Stephen P. Mosling
-------------------------------            Director                                          December 2, 2002
Stephen P. Mosling

/s/ Richard G. Sim
-------------------------------            Director                                          December 2, 2002
Richard G. Sim

                                  EXHIBIT INDEX
                                  -------------
Exhibit
Number                         Exhibit Description
------                         -------------------

(4.1) Restated Articles of Incorporation of Oshkosh Truck Corporation (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-13886)).

(4.2) Rights Agreement, dated as of February 1, 1999, between Oshkosh Truck Corporation and Computershare Investor Services, LLC (as successor to Firstar Bank, Milwaukee, N.A.) (incorporated by reference to Exhibit
         4.1 to the Company's Registration Statement on Form 8-A dated February 1, 1999 (File No. 0-13886)).

(4.3) First Amendment to Rights Agreement, dated as of November 1, 2002, between Oshkosh Truck Corporation, U.S. Bank National Association and Computershare Investor Services, LLC (incorporated by reference to
         Exhibit 4.8 to the Company's Annual Report on Form 10-K for the year ended September 30, 2002 (File No. 1-31371)).

(4.4) Second Amended and Restated Credit Agreement, dated July 23, 2001, among Oshkosh Truck Corporation, Bank of America, N.A., as Agent and Swing Line Lender, Bank One, NA, as Syndication Agent, and the other financial institutions party thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 25, 2001 (File No. 0-13886)).

(4.5) Indenture dated February 26, 1998, among Oshkosh Truck Corporation, the Subsidiary Guarantors and U.S. Bank, National Association (as successor to Firstar Trust Company) (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 26, 1998 (File No. 0-13886)).

(4.6) First Supplemental Indenture, dated September 21, 2000, among the Guaranteeing Subsidiaries, Oshkosh Truck Corporation, the other Subsidiary Guarantors and U.S. Bank, National Association (as successor to Firstar Bank, N.A.) (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 0-13886)).

(4.7) Second Supplemental Indenture, dated October 30, 2000, among Medtec Ambulance Corporation, Oshkosh Truck Corporation, the other Subsidiary Guarantors and U.S. Bank, National Association (as successor to Firstar Bank, N.A.) (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 0-13886)).

(23.1)   Consent of Deloitte & Touche LLP.

(23.2) Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933).

(24)     Power of Attorney (contained on the signature page hereto).

                                      E-2